EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-57985) of DocuCorp International, Inc. of our report dated September 7, 2000, except for Note 13 which is as of November 28, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K/A.


PricewaterhouseCoopers LLP

Dallas, TX
November 28, 2000